Exhibit 10.10

                         AGREEMENT

                    Dated May 28, 1998


     The parties to this agreement are Dawson Science Corp.
("Dawson"), Integrated Transportation Network Group Inc. ("ITN") and R.I.P. Consultants ("R.I.P.").

     Dawson and R.I.P. entered into a consulting agreement as of February 11, 1998 (the "Old Agreement"). Dawson and R.I.P. wish to terminate the Old Agreement, and Dawson, ITN and R.I.P. wish to enter into this agreement.

     Accordingly, the parties agree as follows:

     1. Termination of Old Agreement. Dawson and R.I.P. hereby terminate the Old Agreement and agree with, and acknowledge to, each other that neither of them has any further rights, liabilities or obligations under the Old Agreement.

     2. Services Regarding Listing. R.I.P. shall, from time to time at the written request of ITN, provide ITN with advice and assistance in connection with ITN's listing of its common stock on the NASDAQ National Market System (the "NMS") and ITN's relationship with the NMS. Such advice and assistance shall be provided at such times and in such manner as the parties shall from time to time mutually agree.

     3.   Compensation.  ITN shall pay R.I.P. $9,000 a month
(prorated for any partial month), beginning on the first day of the fourth calendar month beginning after ITN's common stock is listed on the NMS.

     4. Term. ITN or R.I.P. may terminate sections 2 and 3 of this agreement at any time by notice to that effect given to the other pursuant to section 5.2. Sections 2 and 3 shall be deemed terminated, and the parties shall have no further obligations or liabilities thereunder, on the 30th day after such notice of termination is deemed to have been received pursuant to section 5.2.

     5.   Miscellaneous

     5.1 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New
York.

     5.2 Notices. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 5.2):

          if to Dawson or ITN, to it at:

          575 Lexington Avenue
          New York, New York  10022
          Attention:  Wu Zhi Jian or Andrew Lee

          if to R.I.P., to it at:

          86 Trinity Place
          New York, New York 10007
          Attention:  Roy Lerman

All such notices and communications shall be deemed received upon
(a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     5.3 Further Assurances. From time to time, each party shall take such action and execute and deliver such documents as the others may reasonably request to carry out the transactions contemplated by this agreement.

     5.4 Fees and Expenses. No party shall be responsible for the others' fees or expenses in connection with the transactions contemplated by this agreement.

     5.5 Counterparts. This agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

     5.6 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     5.7 Entire Agreement. This agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.

                              DAWSON SCIENCE CORP.

                              By:  /s/ Wu Zhi Jian
                                   Wu Zhi Jian, President


                              INTEGRATED TRANSPORTATION NETWORK
                                 GROUP, INC.

                              By:  /s/ Wu Zhi Jian
                                   Wu Zhi Jian,
                                   Chairman of the Board


                              R.I.P. CONSULTANTS

                              By:  /s/Roy Lerman
                                   Roy Lerman,
                                   Chairman of the Board